Exhibit 17.1
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               Letter Regarding Director Resignation for Jay Smith

TO THE BOARD OF DIRECTORS OF
ADRENALIN CORPORATION

        The undersigned, Jay Smith III, hereby resigns as a Director, President, Chief Financial Officer and Secretary of ADRENALIN ACQUISITION CORPORATION, a California corporation, effective as of the date hereof.

Dated: December __, 1999


                                              /s/Jay Smith III
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                                              Jay Smith III

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